EXHIBIT 99.1

LIMITED DURABLE POWER OF ATTORNEY

I, MELINDA FRENCH GATES (herein “Principal”), a resident of the State of Washington, as authorized by Revised Code of Washington (“RCW”) 11.125, hereby appoint JOHN K. SAGE and BROOKE ANDERSON to serve together as my co-Agents (“Agent”) for the limited power described below. If a named co-Agent is unwilling or unable to serve, then the remaining co-Agent shall serve alone. While co-Agents are serving together, each Agent shall possess the power to exercise his or her authority by acting alone, without the signature of the other.

1.              Power. My Agent shall have full power and authority to execute and deliver any compliance documents as my Agent deems fit with respect to me or any entity managed by my Agent on my behalf, or under any laws of any pertinent governmental jurisdiction or relevant market exchange. Without limitation, this extends to and includes any questionnaires, required or discretionary reports and any and all documents and forms with any governmental office or agency, whether U.S., foreign, state or local government (including, without limitation, the U.S. Securities & Exchange Commission and state securities administrators or commissions), any stock exchange or stock quotation system (including, without limitation, the Nasdaq Stock Market), as may be required, or as my Agent determines to be advisable, under applicable laws, or rules and regulations of any stock exchange or stock quotation system, and to do and perform all and every act and thing whatsoever requisite and necessary or convenient to be done related to any such compliance documents, as fully to all intents and purposes as I might or could do if personally present.

2.              Effective Immediately. This document is effective immediately and shall continue in effect regardless of my incompetence or disability and notwithstanding any uncertainty as to whether I am dead or alive, until revoked or terminated in accordance with this document. This document need not be filed of record to be effective.

3.              Agent’s Inability to Act/Appointment of Successor Agent. If the need arises for an independent person to serve as a successor Agent, I give my then-serving Agent the power to designate a successor, as authorized in RCW 11.125.110.

4.              Release of Information. Any third party from whom my Agent may request information necessary to execute the powers and authorities granted herein may release and deliver all such information, records and documents to my Agent. I hereby waive any confidentiality that may apply to the release of such information, records or documents.

5.              Termination. This Power of Attorney may be terminated by:

5.1       My giving written notice to the Agent, or recording a written notice of termination with the appropriate records officer of the county of my residence;

5.2       A guardian of my estate after court approval of the termination; or

5.3       My death upon actual knowledge or written notice thereof received by the Agent.

6.             Independent Person. For purposes of this document, an “independent person” shall mean any person or entity that is neither a beneficiary of the Principal’s estate plan nor a related or subordinate party to such persons within the meaning of Section 672(c) of the Code.

7.               Reliance. My Agent and all persons dealing therewith shall be entitled to rely upon this Power of Attorney, including photographic copies hereof, as long as neither my Agent nor any third person has received actual knowledge of any termination of the Power of Attorney. Any action taken without such knowledge, unless otherwise invalid or unenforceable, shall be binding on my heirs, devisees, legatees and personal representatives.

8.              Indemnity. My estate shall hold harmless and indemnify the Agent from all liability for acts done in good faith and not in fraud of the Principal.

9.              Applicable Law. The laws of the State of Washington shall govern this document.

Signed on Dec. 14, 2021
/s/ Melinda F. Gates
MELINDA FRENCH GATES

STATE OF WASHINGTON	)
)ss
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that MELINDA FRENCH GATES is the person who appeared before me, and she acknowledged that she signed this instrument and acknowledged it to be her free and voluntary act for the uses and purposes mentioned in the instrument.

DATED: 12/14/2021

/s/ Paola M. Quinones
Signature of Notary Public

Paola M. Quinones
Printed name of Notary Public

My appointment expires: 01/12/2022